    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1998

                                                      REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                   BELLSOUTH                                     BELLSOUTH CAPITAL
                  CORPORATION                                   FUNDING CORPORATION
             A GEORGIA CORPORATION                             A GEORGIA CORPORATION
                I.R.S. EMPLOYER                                   I.R.S. EMPLOYER
                 NO. 58-1533433                                    NO. 58-1744323

                            1155 PEACHTREE ST., N.E.
                          ATLANTA, GEORGIA 30309-3610
                        TELEPHONE NUMBER (404) 249-2000
                             ---------------------
                               AGENT FOR SERVICE
                                 R. KEVIN TODD
                             BELLSOUTH CORPORATION
                                15G03 CAMPANILE
                            1155 PEACHTREE ST., N.E.
                          ATLANTA, GEORGIA 30309-3610
                             ---------------------
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

             CLARENCE B. MANNING                                    KEITH L. KEARNEY
            BELLSOUTH CORPORATION                                DAVIS POLK & WARDWELL
           1155 PEACHTREE ST., N.E.                               450 LEXINGTON AVENUE
                  SUITE 1800                                    NEW YORK, NEW YORK 10017
         ATLANTA, GEORGIA 30309-3610

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                               PROPOSED             PROPOSED
                                           AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
      TITLE OF EACH CLASS OF                TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
    SECURITIES TO BE REGISTERED          REGISTERED           PER UNIT(1)       OFFERING PRICE(1)           FEE
-----------------------------------------------------------------------------------------------------------------------
Debt Securities....................   $500,000,000 (2)           100%             $500,000,000           $147,500
Interests in the Support Agreement
  between the Registrants..........       --    (3)               --                   --                   --
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.
(2) If any Debt Securities are issued at an original issue discount, the net proceeds to be received by BellSouth Capital Funding Corporation shall be deemed to be the amount to be registered (excluding any fees and commissions). Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from BellSouth Capital Funding Corporation.
(3) No separate consideration will be received for the interests in the Support Agreement.

    Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to securities registered under a Registration Statement (Registration No. 33-51449) previously filed by Registrants.
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.
================================================================================

PROSPECTUS
                                  $727,265,000

                     BELLSOUTH CAPITAL FUNDING CORPORATION

                                DEBT SECURITIES

                        ISSUED UNDER A SUPPORT AGREEMENT
                                      WITH

                             BELLSOUTH CORPORATION

     BellSouth Capital Funding Corporation (the "Company") may offer its debt securities (the "Securities"), in one or more series, at such initial public offering prices as will result in aggregate net proceeds to the Company of up to U.S. $727,265,000 on terms to be determined at the time the Securities are offered for sale. When a particular series of the Securities is offered, a prospectus supplement ("Prospectus Supplement"), together with this Prospectus, will be delivered setting forth the terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, currency (including composite currencies such as the ECU), denominations, maturity, rate of any interest (or manner of calculation thereof) and time of payment thereof, whether the Securities are issuable in registered form or bearer form or both, any redemption provisions, the initial public offering price, the names of any underwriters, dealers or agents, any compensation to such underwriters, dealers or agents and any other specific terms in connection with the offering and sale of such series.

     All of the Securities will have the benefit of a Support Agreement dated as of October 15, 1987, as amended as of August 1, 1992 (the "Support Agreement"), between the Company and BellSouth Corporation ("BellSouth"), the parent company and sole shareholder of the Company. In the Support Agreement, BellSouth has agreed to ensure the timely payment of principal, premium, if any, and interest owed on the Securities; however, no holder of the Securities will have recourse to or against the stock or assets of BellSouth Telecommunications, Inc. (the "Telephone Company") or any interest of BellSouth or the Company in the Telephone Company.

                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

             The date of this Prospectus is                , 1998.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, BELLSOUTH OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR BELLSOUTH SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     BellSouth is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by BellSouth can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as at the following SEC Regional Offices: Room 1102, 13th Floor, 7 World Trade Center, New York, NY 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of the above documents which have been electronically filed through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Securities and Exchange Commission's website (http://www.sec.gov).

     The Company is not subject to the informational filing requirements of the SEC, and no documents have been or will be filed by the Company under the Exchange Act.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by BellSouth with the SEC (File No. 1-8607) and are incorporated herein by reference:

          (1) BellSouth's Annual Report on Form 10-K for the year ended December 31, 1996.

          (2) BellSouth's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997.

          (3) BellSouth's Current Reports on Form 8-K for January 23, April 21, July 1, July 9, July 24, October 20, 1997 and January 22, 1998.

     All documents filed by BellSouth pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     COPIES OF THE ABOVE DOCUMENTS (EXCLUDING EXHIBITS) MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE OFFICE OF THE CONTROLLER OF BELLSOUTH, 1155 PEACHTREE STREET, N.E., 15G03, ATLANTA, GEORGIA 30309-3610 (TELEPHONE NUMBER 404-249-3290).

                     BELLSOUTH CAPITAL FUNDING CORPORATION

     The Company was incorporated in 1987 under the laws of the State of Georgia and has its principal executive offices at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610 (telephone number 404-249-2000). The Company is a wholly-owned subsidiary of BellSouth.

     The Company's purpose is engaging in financing activities that will provide general working capital for BellSouth, including funds for use in connection with the diversification of BellSouth and in support of the activities of the subsidiaries of BellSouth ("Diversified Subsidiaries") other than the Telephone Company but including such subsidiaries of the Telephone Company whose operations are not subject to regulation by tariff. The Company will raise funds through the offering and sale of debt securities (the "Securities") in the United States, European and other overseas markets and lend the proceeds to BellSouth or the Diversified Subsidiaries. The Company will not engage in any separate business operations.

     On October 14, 1987, the SEC issued an order exempting the Company from the provisions of the Investment Company Act of 1940 (the "1940 Act"), provided that the Company complies with the provisions of Rule 3a-5 under such Act and that the Securities remain entitled to the benefits of the Support Agreement. See "Support Agreement" and "Use of Proceeds."

                               SUPPORT AGREEMENT

     Pursuant to the Support Agreement, BellSouth has agreed to cause the Company to maintain a positive tangible net worth as determined in accordance with generally accepted accounting principles. The Support Agreement also provides that BellSouth shall own, directly or indirectly, all the outstanding voting capital stock of the Company throughout the term of the Support Agreement.

     If the Company is unable to pay when due the principal, interest or premium, if any, owed on any of the Securities, BellSouth shall provide funds to the Company to assure that the Company will be able to pay when due such principal, interest or premium, if any. The Support Agreement provides that in the event of any default by BellSouth in meeting its obligations under such Support Agreement or in the event of default by the Company in the timely payment of principal, interest or premium, if any, owed on any Securities, holders of Securities or a trustee acting on their behalf shall be entitled to proceed directly against BellSouth, except that no holder of Securities or trustee acting on their behalf will have recourse to or against the stock or assets of the Telephone Company or any interest of BellSouth or the Company in the Telephone Company. Dividends declared and paid to BellSouth by the Telephone Company, which in 1996 aggregated approximately $1.6 billion, are not subject to this limitation. BellSouth's non-Telephone Company net book assets, which would also be available to holders of Securities under the Support Agreement, aggregated approximately $6.3 billion at September 30, 1997.

     Neither BellSouth nor the Company will be able to amend or terminate the Support Agreement so as to adversely affect the rights of holders of Securities without the written consent of all the holders of the then outstanding Securities maturing in more than one year. The holders of Securities maturing in less than one year shall have the benefit of the Support Agreement without giving effect to any such amendment or termination until the Securities held by them have been retired.

                             BELLSOUTH CORPORATION

     BellSouth was incorporated in 1983 under the laws of the State of Georgia and has its principal executive offices at 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610 (telephone number 404-249-2000).

     The Telephone Company serves, in the aggregate, approximately two-thirds of the population and one-half of the territory within Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. The primary businesses conducted by the Diversified Subsidiaries are wireless and international communications services and advertising and publishing products.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be used to provide funds for the Diversified Subsidiaries and in connection with the diversification activities of BellSouth.

     The Company will remit to BellSouth or the Diversified Subsidiaries the cash or cash equivalents raised by the Company as soon as practicable after receipt thereof, but in no event later than six months after the Company receives such cash or cash equivalents. In the interim, the Company will invest any funds held by it only in securities permitted by Rule 3a-5(a)(6) of the SEC under the 1940 Act.

                           DESCRIPTION OF SECURITIES

     The following description sets forth certain general terms and provisions of the Securities of any series to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series.

     The Securities are to be issued under an Indenture dated as of August 1, 1992 among the Company, BellSouth and The Bank of New York, as successor to Wachovia Bank of Georgia, N.A. (the "Trustee").

     The following summaries of certain provisions of the Securities, the Indenture and the Support Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Support Agreement, including the definitions therein of certain terms. Particular sections of the Indenture which are relevant to the discussion are cited parenthetically. Capitalized terms used in this Prospectus which are defined in the Indenture shall have the same meaning herein as in the Indenture. The term "principal" when used herein includes, when appropriate, the premium, if any, on any series of Securities.

GENERAL

     The Indenture does not limit the amount of Securities which may be issued thereunder, and additional debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to, a resolution of the Company's Board of Directors, by a Company Order signed by two Officers of the Company or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series or issue of Securities being offered hereby: (i) the title of the Securities of the series; (ii) if denominated in other than United States dollars, the currency of payment of the principal of and interest on the Securities of the series; (iii) any limit upon the aggregate principal amount of the Securities of the series; (iv) the date or dates on which the principal of the Securities of the series will mature; (v) the rate or rates (or manner of calculation thereof), if any, at which the Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Securities of the series in registered form, the record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months; (vi) the place or places where the principal of and interest on the Securities of the series will be payable; (vii) any redemption or sinking fund provisions; (viii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (ix) whether the Securities of the series will be issuable in registered (and if so, whether such securities will be issuable as registered global Securities) or bearer form or both, any restrictions applicable to the offer, sale or delivery of Securities in bearer form ("Unregistered Securities") and whether, and the terms upon which, Unregistered Securities will be exchangeable for Securities in registered form ("Registered Securities") and vice versa; (x) if and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a United States person in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; (xi) any index used to determine the amount of payments of principal of and interest on the Securities of the series; (xii) any depositary (a "Depositary") with respect to the Securities of such series; and (xiii) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Securities of such series. (Sections 2.01 and 2.02.)

     Unless otherwise indicated in the Prospectus Supplement, Registered Securities will be issued in denominations of $1,000 and integral multiples thereof, and Unregistered Securities will not be offered, sold or delivered in the United States or to United States persons in connection with their original issuance. Any special federal income tax considerations applicable to Unregistered Securities will be described in the Prospectus Supplement relating thereto.

     To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, interest on Unregistered Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Company located outside of the United States. (Section 2.05(c).) The Company will maintain a paying agent outside the United States to which the Unregistered Securities may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04.)

     Registration of transfer of Registered Securities may be requested upon surrender thereof at any agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. Unregistered Securities and the coupons related thereto will be transferable by delivery. (Section 2.08.) To the extent not described herein, principal and interest will be payable, and the transfer of Registered Securities of a particular series will be registrable, in the manner described in the Prospectus Supplement relating to such series.

     Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Original Issue Discount Securities. "Original Issue Discount Security" means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof or upon the occurrence and continuation of an event of default. (Section 1.01.)

REGISTERED GLOBAL SECURITIES

     The Registered Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a Depositary or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Registered Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. BellSouth anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Registered Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interest through participants. Ownership of beneficial interest in such Registered Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants) in accordance with the procedures of the Depositary. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal and interest payments of Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, BellSouth, the Trustee or any paying agent for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts for customers registered in "street names" and will be the responsibility of such participants.

     If the Depositary for any Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company or BellSouth within 90 days, the Company will issue such Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Securities.

EXCHANGE OF SECURITIES

     Registered Securities may be exchanged for an equal aggregate principal amount of Registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

     To the extent permitted by the terms of a series of Securities authorized to be issued in registered form and unregistered form, Unregistered Securities may be exchanged for an equal aggregate principal amount of Registered or Unregistered Securities (containing identical terms and provisions) of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Securities with all unpaid coupons relating thereto (except as may otherwise be provided in the Securities) at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b).) As of the date of this Prospectus, it is expected that the terms of a series of Securities will not permit Registered Securities to be exchanged for Unregistered Securities.

LIEN ON ASSETS

     If at any time the Company mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, the Company will secure the outstanding Securities, and any other obligations of the Company which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal or refunding of purchase-money mortgages or liens, or to the making of any deposit or pledge to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. (Section 4.02.)

     Neither the Indenture nor the Support Agreement restricts BellSouth from pledging or otherwise encumbering any of its assets.

SUCCESSOR ENTITIES

     Neither the Company nor BellSouth may consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity is a United States corporation and, in the case of the Company, assumes all the obligations of the Company under the Securities and any coupons related thereto and the Indenture and, in the case of BellSouth, assumes all the obligations of BellSouth under the Indenture and the Support Agreement. Thereafter, except in the case of a lease, all such obligations of the Company or BellSouth, as the case may be, shall terminate. (Sections 5.01 and 5.02.)

     BellSouth or a subsidiary thereof may assume the payment of the principal of and interest on all Securities and any coupons and the performance of every covenant of the Indenture on the part of the Company. Upon such assumption, BellSouth or such subsidiary shall have the same rights and obligations as the Company under the Indenture, and the Company shall be released from its liability thereunder. (Section 5.03.)

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default" with respect to a series of Securities: (i) default in the payment of interest on any Security of such series for 90 days; (ii) default in the payment of the principal of any Security of such series; (iii) failure by the Company or BellSouth for 90 days after notice to it to comply with any of its other agreements with respect to the Securities of such series set forth in the Indenture in any supplemental indenture under which the Securities of that series may have been issued (other than covenants relating only to other series) or in the Support Agreement; and (iv) certain events of bankruptcy or insolvency of the Company. A payment default with respect to one series is not a default with regard to any other series of Securities issued pursuant to the Indenture. (Section 6.01.) If an Event of Default occurs with respect to the Securities of any series, and is continuing, the Trustee or the Holders of at least 25% in principal amount of all of the outstanding Securities of that series may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of, and any accrued interest on, all the Securities of that series to be due and payable. Securities of all other series will be unaffected. Upon such declaration, such principal (or, in the case of Original Issue Discount Securities, such specified amount) and interest will become due and payable immediately. (Section 6.02.)

     Securityholders may not enforce the Indenture, the Securities or the Support Agreement, except as provided in the Indenture and the Support Agreement. (Section 6.06.) The Trustee may require indemnity satisfactory to it before it enforces the Indenture, the Securities or the Support Agreement. (Section 7.01(e).) Subject to certain limitations, holders of a majority in principal amount of the Securities of each series affected may direct the Trustee in its exercise of any trust power with respect to Securities of that series. (Section 6.05.) The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)

AMENDMENT AND WAIVER

     Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented by the Company, BellSouth and the Trustee with the consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement, and compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of outstanding Securities of each series affected by such waiver. However, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Securities whose holders must consent to an amendment or waiver; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) reduce the principal of, or change the fixed maturity of, any Security; (iv) waive a default in the payment of the principal of or interest on any Security; (v) make any security payable in money other than that stated in the Security; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Securities; or (vii) amend or terminate the Support Agreement to the detriment of the Securityholders. (Section 9.02.)

     The Indenture may be amended or supplemented without the consent of any Securityholder (i) to cure any ambiguity, defect or inconsistency in the Indenture or in the Securities of any series; (ii) to secure the Securities under the circumstances set forth under "Liens on Assets" set forth above; (iii) to provide for the assumption of all the obligations of the Company or BellSouth, as the case may be, under the Securities and any coupons related thereto and the Indenture in connection with a merger, consolidation or transfer or lease of the Company's or BellSouth's property and assets substantially as an entirety as provided for in the Indenture; (iv) to provide for the assumption by BellSouth or a subsidiary thereof of all obligations of the Company under the Securities and any coupons related thereto and the Indenture; (v) to provide for the issuance of, and establish the form, terms and conditions of, a series of Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of securities;
(vi) to provide for uncertificated Securities in addition to or in place of certificated Securities; (vii) to add to rights of Securityholders or surrender any right or power conferred on the Company; or (viii) to make any change that does not adversely affect the rights of any Securityholder. (Section 9.01.)

CONCERNING THE TRUSTEE

     BellSouth and certain of its affiliates maintain banking relationships in the ordinary course of business with the Trustee and certain of its affiliates.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell the Securities being offered hereby: (i) directly to purchasers, (ii) through agents, (iii) through dealers, (iv) through underwriters or (v) through a combination of any such methods of sale.

     The distribution of the Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices or (iv) at negotiated prices.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less).

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter or underwriters are utilized in the sale, the Company and BellSouth will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriter will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which the Prospectus is delivered to the public.

     Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Company and BellSouth, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

     Walter H. Alford, Executive Vice President and General Counsel of BellSouth, is passing upon the legality of the Securities for the Company. Mr. Alford may be deemed to beneficially own ____ shares of BellSouth Common Stock, including interests through various BellSouth employee benefit plans.

     On behalf of dealers, underwriters or agents, Davis Polk & Wardwell is passing upon certain legal matters in connection with the offering of the Securities.

                                    EXPERTS

     The financial statements of BellSouth included in its Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, to the extent and for the periods indicated in their report relating to such financial statements, which is also incorporated by reference herein, and have been so included in reliance upon the report of Coopers & Lybrand L.L.P., given upon their authority as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Filing Fee...............  $147,500
Rating Agency Fees..........................................    98,575*
Initial Fees and Expenses of Trustee, Transfer Agent and
  Paying Agent..............................................     8,000*
Printing and Distribution of Registration Statement,
  Prospectus, Distribution Agreement, Indenture, Notes and
  Miscellaneous Material....................................    60,000*
Accountants' Fees and Expenses..............................    10,000*
Legal Fees and Expenses.....................................    10,000*
Miscellaneous Expenses......................................    15,925*
                                                              --------
          Total.............................................  $350,000*
                                                              ========

---------------

* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by the Georgia Business Corporation Code (the "GBCC"), BellSouth's Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of BellSouth, (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

     As authorized by the GBCC, the shareholders of BellSouth have adopted an amendment to the Bylaws expanding directors' and officers' indemnification rights and have approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained by BellSouth, and in the event of a "change in control" (as defined in the Indemnity Agreement), obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

     The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

     The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

     BellSouth's Bylaws, and those of the Company, also provide that BellSouth and the Company, respectively, shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth or the Company, respectively,) by reason of service as a director or officer of BellSouth or the company, respectively, (or of another entity at BellSouth's or the Company's request), against liabilities and expenses to the maximum extent permitted by the GBCC.

     The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provision (with respect to directors) in BellSouth's Articles of Incorporation and the Indemnity Agreements, as authorized by the shareholders and as described above.

     The directors and officers of BellSouth and the Company are covered by liability insurance policies pursuant to which (a) they are insured against loss arising form certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) BellSouth or the Company, as the case may be, is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth or the Company, as the case may be, for amounts paid by it, in respect of such claims if BellSouth or the Company, as the case may be, is required to indemnify officers and directors for such claims.

     Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify BellSouth's and the Company's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to BellSouth and the Company by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS

ITEM
 NO.                                DESCRIPTION
-----                               -----------
1       --  Form of Distribution Agreement for Medium-Term Notes, Series
              C.
1-a*    --  Form of Underwriting Agreement. (Exhibit 1-a to Form 8-K of
              BellSouth Corporation for July 24, 1997, File No. 1-8607)
4-a*    --  Indenture dated as of August 1, 1992 among BellSouth Capital
              Funding Corporation, BellSouth Corporation and The Bank of
              New York, as successor to Wachovia Bank of Georgia, N.A.
              (Exhibit 4-a to Registration Statement No. 33-48929)
4-b     --  Global Form of BellSouth Capital Funding Corporation Fixed
              Rate Medium-Term Note, Series C.
4-c     --  Global Form of BellSouth Capital Funding Corporation
              Floating Rate Medium-Term Note, Series C.
4-d     --  Global Form of BellSouth Capital Funding Corporation
              Amortizing Medium-Term Note, Series C.
4-e*    --  Support Agreement dated as of October 15, 1987 between
              BellSouth Capital Funding Corporation and BellSouth
              Corporation, as amended as of August 1, 1992. (Exhibit 4-e to Registration Statement No. 33-51449).
5-a     --  Opinion of Walter H. Alford, Executive Vice President and
              General Counsel of BellSouth Corporation, as to the
              legality of the Securities to be issued.
5-b     --  Opinion of Davis Polk & Wardwell as to tax matters.
12      --  Computation of Ratio of Earnings to Fixed Charges.
23-a    --  Consent of Coopers & Lybrand L.L.P., independent certified public accountants.
23-b    --  Consent of Walter H. Alford is contained in Exhibit 5-a.
23-c    --  Consent of Davis Polk & Wardwell is contained in Exhibit
              5-b.
24-a    --  Powers of Attorney -- BellSouth Capital Funding Corporation
24-b    --  Powers of Attorney -- BellSouth Corporation.
25      --  Statement of Eligibility of Trustee.
99      --  Draft of Medium-Term Note Prospectus Supplement.

---------------

* Exhibit incorporated by reference.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise (other than the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 3rd day of February, 1998.

                                          BELLSOUTH CAPITAL FUNDING
                                          CORPORATION

                                          By     /s/ W. PATRICK SHANNON
                                            ------------------------------------
                                               W. Patrick Shannon, Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:
  Mark E. Droege*               President

PRINCIPAL FINANCIAL OFFICER:
  Gary L. Walton*               Vice President and Treasurer

PRINCIPAL ACCOUNTING OFFICER:
  W. Patrick Shannon*           Controller

DIRECTORS:                                                            *By /s/ W. PATRICK SHANNON
  Ronald M. Dykes*                                       ---------------------------------------------------
  Mark E. Droege*                                              W. Patrick Shannon, as attorney-in-fact
                                                        and on his own behalf as Principal Accounting Officer
                                                                           February 3, 1998

---------------

* by power of attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 3rd day of February, 1998.

                                          BELLSOUTH CORPORATION

                                          By     /s/ W. PATRICK SHANNON
                                            ------------------------------------
                                                     W. Patrick Shannon
                                               Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICER:
  F. Duane Ackerman*               Chairman of the Board, President and Chief Executive
                                   Officer
PRINCIPAL FINANCIAL OFFICER:
  Ronald M. Dykes*                 Executive Vice President and Chief Financial Officer
PRINCIPAL ACCOUNTING OFFICER:
  W. Patrick Shannon*              Vice President and Controller
DIRECTORS:
  F. Duane Ackerman*
  Reuben V. Anderson*
  James H. Blanchard*
  J. Hyatt Brown*
  Armando M. Codina*
  Phyllis Burke Davis*                                        *By /s/ W. PATRICK SHANNON
  John G. Medlin, Jr.*                           ----------------------------------------------------
  Robin B. Smith*                                                W. Patrick Shannon,
  C. Dixon Spangler, Jr.*                                      as attorney-in-fact and
  William S. Stavropoulos*                        on his own behalf as Principal Accounting Officer
  Ronald A. Terry*
  J. Tylee Wilson*                                                 February 3, 1998

---------------

* by power of attorney

                                 EXHIBIT INDEX

 ITEM
  NO.                                  DESCRIPTION                           PAGE
-------                                -----------                           ----
   1      --   Form of Distribution Agreement for Medium-Term Notes, Series
               C...........................................................
   4-b    --   Global Form of BellSouth Capital Funding Corporation Fixed
               Rate Medium-Term Note, Series C.............................
   4-c    --   Global Form of BellSouth Capital Funding Corporation
               Floating Rate Medium-Term Note, Series C....................
   4-d    --   Global Form of BellSouth Capital Funding Corporation
               Amortizing Medium-Term Note, Series C.......................
   5-a    --   Opinion of Walter H. Alford, Executive Vice President and
               General Counsel of BellSouth Corporation, as to the legality of the Securities to be issued..............................
   5-b    --   Opinion of Davis Polk & Wardwell as to tax matters..........
  12      --   Computation of Ratio of Earnings to Fixed Charges...........
  23-a    --   Consent of Coopers & Lybrand L.L.P., independent certified public accountants..........................................
  23-b    --   Consent of Walter H. Alford is contained in Exhibit 5-a.....
  23-c    --   Consent of Davis Polk & Wardwell is contained in Exhibit
               5-b.........................................................
  24-a    --   Powers of Attorney -- BellSouth Capital Funding
               Corporation.................................................
  24-b    --   Powers of Attorney -- BellSouth Corporation.................
  25      --   Statement of Eligibility of Trustee.........................
  99      --   Draft of Medium-Term Note Prospectus........................